   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1997.


                                                  REGISTRATION NO. 333-20569


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       GENERAL DATACOMM INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                         06-0853856
         (STATE OR OTHER JURISDICTION OF                            (IRS EMPLOYER
          INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                             1579 STRAITS TURNPIKE
                       MIDDLEBURY, CONNECTICUT 06762-1299
                                 (203) 574-1118
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             HOWARD S. MODLIN, ESQ.
                      WEISMAN CELLER SPETT & MODLIN, P.C.
                   445 PARK AVENUE, NEW YORK, NEW YORK 10022
                                 (212) 371-5400
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE).

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                             PROPOSED        PROPOSED
                                              AMOUNT         MAXIMUM         MAXIMUM        AMOUNT OF
                                              TO BE       OFFERING PRICE    AGGREGATE      REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED      REGISTERED       PER UNIT     OFFERING PRICE       FEE
---------------------------------------------------------------------------------------------------------
9% Cumulative Convertible Exchangeable
  Preferred Stock, par value, $1.00 per
  share..................................     800,000         $25(1)       $20,000,000      $6,060.61
---------------------------------------------------------------------------------------------------------
9% Convertible Subordinated Debentures
  due 2006...............................   $20,000,000         NA              NA            NA(2)
---------------------------------------------------------------------------------------------------------
Common Stock, par value, $.10 per
  share..................................    1,465,201          NA              NA            NA(3)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based upon the $25 initial sale price of the 9% Cumulative Convertible Exchangeable Preferred Stock, par value, $1.00 per share (the "9% Preferred Stock").
(2) No additional consideration will be received by the Registrant for the issuance of the 9% Convertible Subordinated Debentures due 2006 upon exchange of the 9% Preferred Stock. Accordingly, no additional registration fee is required in respect of the Debentures pursuant to Rule 457(i) under the Securities Act.
(3) No additional consideration will be received by the registrant for the issuance of shares of the Registrant's Common Stock, par value $.10 per share (the "Common Stock") upon conversion of the 9% Preferred Stock or the Debentures. Accordingly, no additional registration fee is required in respect of such shares of Common Stock.

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           FORM S-3, PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses which other than the SEC registration fee are estimates payable by the registrant in connection with the sale and distribution of the shares registered hereby including the original private offering.

        SEC registration fee............................................  $  6,060.61
        Placement agent fees and expenses...............................   653,780.00
        Legal and accounting fees and expenses..........................   150,000.00
        Printing expenses...............................................    25,000.00
        Miscellaneous...................................................    15,159.39
                                                                          -----------
                  Total.................................................  $850,000.00

     The Selling Holders will pay any sales commissions or underwriting discounts incurred in connection with the sale of securities registered hereunder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Article Tenth of the registrant's Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, which is incorporated by reference for information concerning indemnification of directors and officers.
Section 145 of the General Corporation Law of Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. However, reference is made to Item 9(d) with respect to indemnification for liabilities arising under the Securities Act.

     Under an insurance policy with The Chubb Group of Companies, the directors and certain officers of the undersigned registrant and its subsidiaries are indemnified against certain losses arising from certain claims which may be made against such persons, by reason of their being such directors or officers.

ITEM 16.  EXHIBITS


  *3.1    Restated Certificate of Incorporation of the Corporation
          (Incorporated by reference from Form 10-Q for quarter ended June
          30, 1988, Exhibit 3.1. Amendments thereto are filed as Exhibit 3.1 to Form 10-Q for quarter ended March 3l, 1990.)
  *3.2    Amended and Restated By-laws of the Corporation (Incorporated by reference from Exhibit 3.2 to Form 10-K for year ended September
          30, 1987.)
  *4.1    Certificate of the Powers, Designation, Preferences, Rights and
          Limitations of 9% Cumulative Convertible Exchangeable Preferred
          Stock. (Incorporated by reference from Form 8-K dated October 8,
          1996, Exhibit 4)
  *4.2    Form of Indenture.
   *5.    Opinion of Weisman Celler Spett & Modlin, P.C.
 *10.1    Registration Rights Agreement
  *12.    Statement of Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges and Preferred Stock
          Dividends.
   24.    Consent
          (a) Coopers & Lybrand L.L.P.
          (b) Weisman Celler Spett & Modlin, P.C. (contained in Exhibit 5)
  *25.    Statement of Eligibility of Trustee.


---------------


*  previously filed

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of January 1997.


                                          GENERAL DATACOMM INDUSTRIES, INC.

                                          By:     /s/ CHARLES P. JOHNSON

                                            ------------------------------------
                                            Charles P. Johnson, Chairman of the
                                              Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                TITLE                          DATE
-----------------------------------    ------------------------------------    -----------------

/s/ CHARLES P. JOHNSON                 Chairman of Board and Chief              January 29, 1997
-----------------------------------    Executive Officer
Charles P. Johnson
/s/ WILLIAM S. LAWRENCE                Senior Vice President-Finance and        January 29, 1997
-----------------------------------    Chief Financial Officer
William S. Lawrence

/s/ WILLIAM G. HENRY                   Vice President and Corporate             January 29, 1997
-----------------------------------    Controller
William G. Henry

/s/ HOWARD S. MODLIN                   Director                                 January 29, 1997
-----------------------------------
Howard S. Modlin

/s/ FREDERICK R. CRONIN                Director                                 January 29, 1997
-----------------------------------
Frederick R. Cronin

                                       Director                                 January   , 1997
-----------------------------------
Lee M. Paschall

                                       Director                                 January   , 1997
-----------------------------------
John L. Segall

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                   DESCRIPTION                                 PAGE
-----------  -----------------------------------------------------------------------  ------
   *3.1      Restated Certificate of Incorporation of the Corporation (Incorporated
             by reference from Form 10-Q for quarter ended June 30, 1988, Exhibit
             3.1. Amendments thereto are filed as Exhibit 3.1 to Form 10-Q for quarter ended March 3l, 1990.)
   *3.2      Amended and Restated By-laws of the Corporation (Incorporated by reference from Exhibit 3.2 to Form 10-K for year ended September 30,
             1987.)
   *4.1      Certificate of the Powers, Designation, Preferences, Rights and
             Limitations of 9% Cumulative Convertible Exchangeable Preferred Stock.
             (Incorporated by reference from Form 8-K dated October 8, 1996, Exhibit
             4)
   *4.2      Form of Indenture.
   *5.       Opinion of Weisman Celler Spett & Modlin, P.C.
  *10.1      Registration Rights Agreement
  *12.       Statement of Computation of Ratio of Earnings to Fixed Charges and
             Ratio of Earnings to Combined Fixed Charges and Preferred Stock
             Dividends.
   24.       Consent
             (a) Coopers & Lybrand L.L.P.
             (b) Weisman Celler Spett & Modlin, P.C. (contained in Exhibit 5)
  *25.       Statement of Eligibility of Trustee.


---------------


*  previously filed